UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

BURNHAM MANAGEMENT INC
(Exact name of registrant as specified in its charter)

Delaware	98-0220849
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9175 Mainwaring Rd. Sidney, British Columbia V8L 1J9 Canada
(Address of principal executive offices (zip code))

250-656-4490
(Registrant's telephone number, including area code)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Pursuant to the transfer dated August 22, 2002, between Burnham Management Inc. a Delaware corporation, and Rick Plotnikoff. The transfer of all assets and control going to Rick Plotnikoff for commissions and brokerage fees. This will include 100% issued and outstanding Common Stock of Burnham Management Inc.

ITEM 7. Financial Statements and Exhibits

none

SIGNATURES

Pursuant to the requirements of the Securities Excha nge Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oct. 15, 2002	/s/ Rick Plotnikoff
President